Exhibit 10.1

Debt Settlement and Mutual Release Agreement

Dated as of June 29, 2018

This Debt Settlement and Mutual Release Agreement (the “Agreement”) is entered into as of the date first set forth above (the “Effective Date”), by and between (i) Mullan Agritech Inc., a Nevada companny (the “Company”) and (ii) Lirong Wang (“Mr. Wang”). Each of the Company and Mr. Wang may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Mr. Wang is the Chief Executive Officer, Chief Financial Officer and sole director of the Company;

WHEREAS, Mr. Wang previously provided advances to finance the Company’s working capital requirements, which as of the Effective Date amounted to RMB 17,085,900 (approximately US$2,581,459 based on the exchange rate of 6.6187 on June 29, 2018) (the “Debt”);

WHEREAS, the Parties now wish to settle the debt subject to the terms and conditions as set forth herein; and

NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.	Cancellation and Release of Debt. Effective as of the Effective Date, the Parties acknowledge and agree that the Debt is hereby cancelled in all respects and shall be of no further force or effect and, to the extent payable, shall be deemed paid in full. Mr. Wang represents and warrants that the Debt represents the total amount due or possibly due to Mr. Wang by the Company and there are no other loans or amounts due to Mr. Wang by the Company.

2.	Issuance of Shares. Effective as of the Effective Date, the Company agrees to issue 1,708,590 shares of common stock at RMB 10 (approximately US$1.51) per share (the “Shares”) to Mr. Wang. The Shares shall be issued to Mr. Wang not later than 20 business days after the Effective Date. The Shares were issued in an “off-shore” transaction exempt from the registration requirements of the Securities Act under Rule 903 of Regulation S of the US Securities Act of 1933, as amended (the “Securities Act”). Mr. Wang is not a “US Person” (as defined in Rule 902 of Regulation S), the Company did not employ any “directed selling efforts” in connection with the acquisition, and each of the certificates representing the shares issued to the Investors shall be endorsed with the following restrictive legends consistent with the exemption provided by Regulation S:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

3.	Release of Claims.

(a)	Effective as of the Effective Date, the Company, for itself and its Affiliates (as hereinafter defined), and each of their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties, and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Company Parties”) hereby irrevocably, unconditionally and forever release, discharge and remise Mr. Wang and his Affiliates (whether an Affiliate as of the Effective Date or later), and their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Wang Parties”), from all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, that any Company Party may have now or may have in the future, against any of the Wang Parties to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Effective Date, other than any claims arising pursuant to this Agreement (collectively, the “Company Released Claims”). The Company represents and warrants that no Company Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all Company Released Claims released herein are owned by the Company, which has the respective sole authority to release them. The Company agrees that it shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any Company Released Claim which is released and discharged herein. For purposes hereof, an “Affiliate” of a Party shall be any Party that controls, is controlled by, or is under common control with, the subject Party.

(b)	Effective as of the Effective Date, Mr. Wang, for himself and the other Wang Parties, hereby irrevocably, unconditionally and forever releases, discharges and remises each Company Party, from all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, that any Wang Party may have now or may have in the future, against any of the Company Parties to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Effective Date, other than any claims arising pursuant to this Agreement (collectively, the “Wang Released Claims”). Mr. Wang represents and warrants that no Wang Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all Wang Released Claims released herein are owned by Mr. Wang, who has the sole authority to release them. Mr. Wang agrees that he shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any Wang Released Claim which is released and discharged herein.

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4.	Covenant Not to File a Claim and Indemnification.

(a)	Each of the Company Parties agrees not to file for themselves or on behalf of any other parties, any claim, charge, complaint, action, or cause of action against any Wang Party related to the Company Released Claims, and further agrees to indemnify and save harmless such Wang Parties from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by any such Company Party against any Wang Party in violation of the terms and conditions of this Agreement. In the event that any Company Party brings a suit against any Wang Party in violation of this covenant, the Company agrees to pay any and all costs of the Wang Parties, including attorneys’ fees, incurred by such Wang Parties in challenging such action. Any Wang Party is an intended third-party beneficiary of this Agreement.

(b)	Each of the Wang Parties agrees not to file for themselves or on behalf of any other parties, any claim, charge, complaint, action, or cause of action against any Company Party related to the Wang Released Claims, and further agrees to indemnify and save harmless such Company Parties from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by any such Wang Party against any Company Party in violation of the terms and conditions of this Agreement. In the event that any Wang Party brings a suit against any Company Party in violation of this covenant, Mr. Wang agrees to pay any and all costs of the Company Parties, including attorneys’ fees, incurred by such Company Parties in challenging such action. Any Company Party is an intended third-party beneficiary of this Agreement.

5.	Affirmations.

(a)	Each Company Party affirms that it has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against any Wang Party in any forum or form and should any such charge or action be filed by any Company Party or by any other person or entity on any Company Party’s behalf involving matters covered by Section 2(a), the Company agrees to promptly give the agency or court having jurisdiction a copy of this Agreement and inform them that any such claims any such Company Party might otherwise have had are now settled.

(b)	Each Wang Party affirms that it has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against any Company Party in any forum or form and should any such charge or action be filed by any Wang Party or by any other person or entity on any Wang Party’s behalf involving matters covered by Section 2(b), Mr. Wang agrees to promptly give the agency or court having jurisdiction a copy of this Agreement and inform them that any such claims any such Wang Party might otherwise have had are now settled.

(c)	This is a compromise and settlement of potential or actual disputed claims and is made solely for the purpose of avoiding the uncertainty, expense, and inconvenience of future litigation. Neither this Agreement nor the furnishing of any consideration concurrently with the execution hereof shall be deemed or construed at any time or for any purpose as an admission by any Party of any liability or obligation of any kind. Any such liability or wrongdoing is expressly denied. The Parties hereto acknowledge that this Agreement was reached after good faith settlement negotiations and after each party had an opportunity to consult legal counsel. This Agreement extends to, and is for the benefit of, the Parties, their respective successors, assigns and agents and anyone claiming by, through or under the Parties hereto.

6.	Additional Agreements. This Agreement shall be effective upon its execution by each of the Parties hereto. Each of the Parties hereto shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby. No Party shall, and each Party shall cause their respective Affiliates not to, in each case, whether directly or indirectly, for itself or through or on behalf of any other Party not to, make any disparaging comments (or induce or encourage others to make disparaging comments) about any other Party or its officers, directors, shareholders, employees and agents, or their respective operations, financial condition, prospects, products or services.

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7.	Representations and Warranties.

(a)	Mr. Wang represents and warrants to the Company as follows:

(i)	Mr. Wang has all requisite authority and power to execute and deliver this Agreement and the other documents referenced herein to which he is or will be a party and to perform his obligations hereunder and thereunder. The execution and delivery of this Agreement, as well as the consummation of the transactions contemplated hereby, has been duly and validly authorized by all necessary action on the part of Mr. Wang and no other action or proceedings on the part of Mr. Wang are or will be necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby on the part of Mr. Wang.

(ii)	This Agreement has been duly executed and delivered by Mr. Wang and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Company, constitutes the legal, valid, and binding obligation of Mr. Wang, enforceable against Mr. Wang in accordance with its terms except to the extent that the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and (b) general principles of equity (the “Enforceability Exceptions”).

(iii)	Neither the execution and delivery of this Agreement nor the consummation and performance of any of the transactions contemplated hereby by Mr. Wang will violate in any material respect any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority having jurisdiction over Mr. Wang, provided, however, that no representation or warranty is made in this subsection with respect to matters that would not, individually or in the aggregate, reasonably be expected to materially delay or materially impair Mr. Wang’s ability to consummate transactions contemplated hereby.

(b)	The Company represents and warrants to Mr. Wang as follows:

(i)	The Company has all requisite corporate authority and power to execute and deliver this Agreement and the other documents referenced herein to which either of them are or will be a party and to perform their respective obligations hereunder and thereunder. No other action or proceedings on the part of the Company are or will be necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby on the part of the Company.

(ii)	This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes the legal, valid and binding obligation of Mr. Wang, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that the enforceability thereof may be limited by the Enforceability Exceptions.

(iii)	Neither the execution and delivery of this Agreement nor the consummation and performance of any of the transactions contemplated hereby or thereby by the Company will violate in any material respect any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority having jurisdiction over the Company; provided, however, that no representation or warranty is made in this subsection with respect to matters that would not, individually or in the aggregate, reasonably be expected to materially delay or materially impair the Company’s ability to consummate transactions contemplated hereby.

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8.	Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at the addresses set forth below (or to such other address that may be designated by the receiving party from time to time in accordance with this Section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section.

If to the Company:

Mullan Agritech, Inc.

Attention: Chief Executive Officer

2498 Wanfeng Highway, Lane 181

Fengjing Town, Jinshan District

Shanghai, China

If to Mr. Wang:

Lirong Wang

_______________________

_______________________

_______________________

_______________________

9.	Governing Law and Interpretation. This Agreement shall be governed and controlled by and in accordance with the laws of the State of New York without regard to its conflict of laws provisions. Venue for any action brought to enforce the terms of this Agreement or for breach thereof shall lie exclusively in the state and federal courts located in Palm Beach County, Florida. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. The Parties affirm that this Agreement is the product of negotiation and agree that it shall not be construed against any Party on the basis of sole authorship. The Parties agree that the successful Party in any suit related to this Agreement (as determined by the applicable court(s)) shall be entitled to recover its reasonable attorneys’ fees and expenses related thereto, including attorneys’ fees and costs incident to an appeal.

10.	Waiver of Jury Trial. Each party hereto waives, to the fullest extent permitted by applicable law, any right he or it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this agreement or the transactions contemplated herein or the performance thereof (whether based on contract, tort or any other theory). Each party hereto (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other party hereto has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this section.

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11.	Remedies. Each of the Parties acknowledges and agrees that the remedy at law available to the other Party for breach of any Party’s obligations under this Agreement would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, each Party acknowledges, consents and agrees that, in addition to any other rights or remedies that any Party may have at law, in equity or under this Agreement, upon adequate proof of a violation by any other Party of any provision of this Agreement, the first Party will be entitled to seek immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage or requirement to post a bond.

12.	Non-admission of Wrongdoing. The Parties agree neither this Agreement nor the furnishing of the consideration for same shall be deemed or construed at any time for any purpose as an admission by any Party of any liability or unlawful conduct of any kind.

13.	Entire Agreement; Severability. This Agreement and the exhibits attached hereto sets forth the entire agreement between the Parties with respect to the subject matter hereof and fully supersedes any prior agreements or understandings between the Parties with respect to the subject matter hereof. The Parties acknowledge that each has not relied on any representations, promises, or agreements of any kind made to the other in connection with each Party’s decision to accept this Agreement, except for those set forth in this Agreement. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, the provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. The Parties have participated in the drafting and negotiation of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties thereto and no presumption of burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any provision in this Agreement.

14.	Amendment. This Agreement may not be modified, altered or changed except upon express written consent of all Parties wherein specific reference is made to this Agreement.

15.	Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties to this Agreement.

16.	Waiver. Waiver of any term or condition of this Agreement by any Party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

17.	Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their permitted successors and assigns. No Party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other Party to this Agreement, which any such Party may withhold in its absolute discretion. Any purported assignment without such prior written consents shall be void.

18.	No Third-Party Beneficiaries. Other than as specifically set forth herein, nothing in this Agreement shall confer any rights, remedies or claims upon any person or entity not a Party or a permitted assignee of a Party to this Agreement.

19.	Expenses. Except as expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

20.	Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily executed this Agreement as of the Effective Date:

Mullan Agritech, Inc.

By:	/s/ Lirong Wang
Name:	Lirong Wang
Title:	Chief Executive Officer, Chief Financial Officer, and Director

By:	/s/ Lirong Wang
Name:	Lirong Wang

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